Consent of Independent Accountants

We consent to the use in this Registration Statement of Cycle Country Accessories Corp on Form SB-2 (No 333-______) of our report dated
January 31, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption
"Experts" in such Prospectus.


/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
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Orlando, Florida
April 22, 2004